                                                            EXHIBIT 4.2
                               FORM OF CERTIFICATE
    N U M B E R                                                  S H A R E S

   COMMON STOCK                                                 COMMON STOCK

  NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT          PAR VALUE  $.01
  INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

                                 CUSIP 008273 10 4

SEE REVERSE FOR IMPORTANT RESTRICTIONS ON TRANSFER AND OTHER INFORMATION

                     AFFORDABLE RESIDENTIAL COMMUNITIES INC.

                                  COMMON STOCK

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, $0.01 PAR VALUE PER SHARE,
of Affordable Residential Communities Inc. transferable on the books of the
Corporation in person or by its duly authorized attorney upon surrender of this
Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the charter and Bylaws of the Corporation and the amendments thereto. This
Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. Dated:

                                  CERTIFICATE OF STOCK

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR,

By:
                               AUTHORIZED SIGNATURE

            [AFFORDABLE RESIDENTIAL COMMUNITIES INC. CORPORATE SEAL]

/s/ George W. McGeeney                                  /s/ Scott L. Gesell
PRESIDENT                                               SECRETARY

                                 [Reverse Side]

          The Corporation will furnish to any stockholder, on request and without charge, a full statement of the information required by Section
  2-211(b) of the Corporations and Associations Article of the Annotated Code of
  Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the stock of each class which the Corporation has authority to issue and, if the Corporation is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of Directors to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the charter of the Corporation, a copy of which will be sent without charge to each stockholder who so requests.
  Such requests must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

            The shares represented by this certificate are subject to
restrictions on Beneficial and Constructive Ownership and Transfer for the
purpose of the Corporation's maintenance of its status as a Real Estate
Investment Trust under the Internal Revenue Code of 1986, as amended (the
"Code"). Subject to certain further restrictions and except as expressly provided in the Charter of the Corporation (the

"Charter"), (i) no Individual may Beneficially or Constructively Own shares of the Corporation's Common Stock in excess of 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of Common Stock of the
Corporation unless such Individual is an Excepted Holder (in which case the
Excepted Holder Limit shall be applicable); (ii) no Individual may Beneficially or Constructively Own shares of Stock of the Corporation in excess of 9.8% of the value of the total outstanding shares of Stock of the Corporation, unless such Individual is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own Stock that would result in the Corporation being "closely held" under Section 856(h) of the Code or otherwise cause the Corporation to fail to qualify as a REIT; (iv) no Person shall Beneficially Own or Constructively Own shares of Stock to the extent that such Beneficial Ownership or Constructive Ownership of Stock would result in
Non-U.S. Persons directly or indirectly owning shares of Stock the fair market value of which would comprise 50% or more of the fair market value of the issued and outstanding shares of Stock; and (v) no Person may Transfer shares of Stock if such Transfer would result in the Stock of the Corporation being beneficially owned by fewer than 100 Persons. Any Person who Beneficially or Constructively
Owns, or directly or indirectly owns, or attempts to Beneficially or
Constructively Own, or directly or indirectly own, shares of Stock which causes or will cause a Person to Beneficially or Constructively Own, or directly or indirectly own, shares of Stock in excess or in violation of the above limitations must immediately notify the Corporation. If any of the restrictions on transfer or ownership (excluding (v) above) are violated, the shares of Stock represented hereby will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the
Corporation may redeem shares upon the terms and conditions specified by the
Board of Directors in its sole discretion if the Board of Directors determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted
Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the
Charter, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Stock of the Corporation on request and without charge. Such requests must be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common             UNIF GIFT MIN ACT-___Custodian____
TEN ENT - as tenants by the entireties       (Cust) (Minor)
JT TEN - as joint tenants with right of     under Uniform Gifts to Minors
         survivorship and not as tenants   Act _____________________________
         in common                            (State)

     Additional abbreviations may also be used though not in the above list.

For Value received, ______________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

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                   PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS,
                     INCLUDING POSTAL ZIP CODE, OF ASSIGNEE

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                                                                          Shares
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of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint ____________________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ____________________

               X _________________________________________________

        NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE
NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT
ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

*NOTICE SIGNATURE GUARANTEED:

THE SIGNATURE(S) MUST BE GUARANTEED BY A FIRM WHICH IS A MEMBER OF A REGISTERED
NATIONAL STOCK EXCHANGE OR BY A BANK (OTHER THAN A SAVINGS BANK), OR A TRUST
COMPANY. THE GUARANTEEING FIRM MUST BE A MEMBER OF THE MEDALLION GUARANTEE
PROGRAM.

TRANSFER FEE WILL APPLY

                        FOR MEDALLION GUARANTEE USE ONLY
                        --------------------------------